Exhibit 99-B.5.1
ING LOGO	Application Form Group Annuity Contract	ING Life Insurance and Annuity Company 151 Farmington Avenue Hartford, CT 06156-8022
Contract Holder Information	Name of Contract Holder

Multiple locations (attach instructions)	Address (No. & Street / PO Box)

City/Town	State	Zip Code
Tax Identification No.

Account Information	Type of entity qulaified under the Internal Revenue Code: ☐ 457 Public Employer Deferred Compensation ☐ Other (specify)
Type of Contract ☐ Allocated ☐ Unallocated	Contract Effective Date

Will this contract change or replace any existing life insurance or annuity contract? ☐ Yes ☐ No If Yes, please provide the carrier name, account number, and date to be cancelled.

Surrender Charge ☐ Does not apply ☐ Is for _____ Contract Years
Right of Investment Selection	Participants may elect the investment allocation for: ☐ Employer and Employee Contributions ☐ Employee Contributions only ☐ None, Contract Holder elects

  For Employer directed allocations: Enter the percentage of payment and the investment option chosen for allocation purposes.

  ☐ Employer Contributions: ____________________________________________________________

  ☐ Employee Contributions: ____________________________________________________________

  ☐ Transferred Assets: ____________________________________________________________

Signatures & Additional Information

  I understand that amounts withdrawn from the Fixed Account or a GAA Term prior to the maturity date of that Term, may be subject to a market value adjustment as specified in the contract. I further understand that payments and account values (if any) when based on the investment experience of a separate account, are variable and not guaranteed as to fixed dollar amount.

  Certain state insurance regulators require the following statement: Any person who knowingly, or with intent to injure, defraud, or deceive any insurance company, submits an application or files a statement of claim containing any false, incomplete or misleading information is guilty of insurance fraud, as determined by a court of competent jurisdiction.

  I acknowledge receipt of the current disclosure book for the group product and contract applied for and all current prospectuses pertaining to the investment options under the contract.

  Dated at _____________________________ this ___ day of ________________ 20 ________

  City and State

  ______________________________________ _______________________________________

  Witness Contract Holder

Agent's Note	Do you have any reason to believe any existing life insurance or annuity contracts will be modified or replaced if this contract is issued? ☐ Yes ☐ No
Agent Signature	Date (mm/dd/yyyy)

  Corrections and amendments (Hartford Service Center use only): Errors and omissions may be corrected by the Company but no change in plan, classification, amount, or extra benefits shall be made without written consent of the Contract Holder (Not Applicable in West Virginia).

300-AD457-98	Form No. 300 AD457 (4/03)